Exhibit 10.48

EXECUTION

AMENDMENT NO. 8
TO MASTER REPURCHASE AGREEMENT

Amendment No. 8 to Master Repurchase Agreement, dated as of August 13, 2014 (this “Amendment”), by and among Bank of America, N.A. (“Buyer”), PennyMac Loan Services, LLC (“Seller”) and Private National Mortgage Acceptance Company, LLC (the “Guarantor”).

RECITALS

Buyer, Seller and Guarantor are parties to that certain Master Repurchase Agreement, dated as of March 17, 2011, (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Master Repurchase Agreement”; and as further amended by this Amendment, the “Master Repurchase Agreement”).  The Guarantor is a party to that certain Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), dated as of March 17, 2011, made by Guarantor in favor of Buyer.

Buyer, Seller and Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement.  As a condition precedent to amending the Existing Master Repurchase Agreement, Buyer has required Guarantor to ratify and affirm the Guaranty on the date hereof.

Accordingly, Buyer, Seller and Guarantor hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1.                            Definitions.  Section 2 of the Existing Master Repurchase Agreement is hereby amended by deleting the definition of “Cash Equivalents” in its entirety and replacing it with the following (modified text underlined for review purposes):

“Cash Equivalents” means (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of Buyer or of any commercial bank having capital and surplus in excess of $500,000,000 and a rating of at least BBB- by S&P or Baa3 by Moody’s, (c) repurchase obligations of Buyer or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government

(as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by Buyer or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

SECTION 2.                            Conditions Precedent.  Section 10(b) of the Existing Master Repurchase Agreement is hereby amended by adding the following subsection (14) to the end thereof:

(14)                          No Affiliate Fund Default.  No Affiliate Fund is in default under any Indebtedness of such Affiliate Fund with Buyer or any of Buyer’s Affiliates.

SECTION 3.                            Representations and Warranties.  Section 13 of the Existing Master Repurchase Agreement is hereby amended by deleting subsection (11) in its entirety and replacing it with the following (modified text underlined for review purposes):

(11)                          Litigation.  There is no action, proceeding or investigation pending with respect to which either Seller or Guarantor has received service of process or, to the best of Seller’s or Guarantor’s knowledge, threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, any Transaction or any Program Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any Program Agreement, (C) makes a claim individually in an amount greater than $5,000,000 or in an aggregate amount greater than $10,000,000, (D) which requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder or (E) which might materially and adversely affect the validity of the Mortgage Loans or the performance by it of its obligations under, or the validity or enforceability of, this Agreement or any Program Agreement.

SECTION 4.                            Covenants.  Section 14(ff) of the Existing Master Repurchase Agreement is hereby amended by deleting subsection (2) in its entirety.

SECTION 5.                            Events of Default.  Section 15 of the Existing Master Repurchase Agreement is hereby amended by deleting subsection (b) in its entirety and replacing it with the following:

b.                                      Cross Default.  Seller, Guarantor or Affiliates thereof shall be in default under (A) any Indebtedness of Seller, Guarantor or any Affiliate with Buyer or any of its Affiliates; (B) any Indebtedness, in the aggregate, in excess of $1 million of Seller, Guarantor or any Affiliate thereof, which default (x) involves the failure to pay a matured obligation, or (y) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (C) any other contract or contracts, in the aggregate in excess of $1 million to which Seller, Guarantor or any Affiliate thereof is a party which default (x) involves the failure to pay a matured obligation, or (y) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract.

SECTION 6.                            Fees and Expenses.  Seller hereby agrees to pay to Buyer, on demand, any and all reasonable fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Buyer in connection with the development, preparation and execution of this Amendment, irrespective of whether any transactions hereunder are executed.

SECTION 7.                            Conditions Precedent.  This Amendment shall become effective as of the date hereof upon Buyer’s receipt of this Amendment, executed and delivered by a duly authorized officer of Buyer, Seller and Guarantor.

SECTION 8.                            Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 9.                            Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 10.                     Severability.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 11.                        GOVERNING LAW.  THE AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

SECTION 12.                     Reaffirmation of Guaranty. The Guarantor hereby (i) agrees that the liability of Guarantor or rights of Buyer under the Guaranty shall not be affected as a result of this Amendment, (ii) ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and (iii) acknowledges and agrees that such Guaranty is and shall continue to be in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A.,
as Buyer

By:	/s/ Adam Robitshek
	Name:	Adam Robitshek
	Title:	Vice President

PENNYMAC LOAN SERVICES, LLC,
as Seller

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Executive Vice President, Treasurer

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC,
as Guarantor

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Executive Vice President, Treasurer

Signature Page to Amendment No. 8 to Master Repurchase Agreement